As filed with the Securities and Exchange Commission on March 19, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

SteadyMed Ltd.

5 Oppenheimer Street

Rehovot 7670105, Israel

+972-3-6449556

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jonathan M.N. Rigby

President and Chief Executive Officer

SteadyMed Therapeutics, Inc.

2410 Camino Ramon

San Ramon, California 94583

(925) 272-4999

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

James C. Kitch Michael E. Tenta Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Einat Katzenell Diana Zatuchna Katzenell Dimant Frank 89 Medinat Hayehudim St. Herzeliya Business Park Building E, 9th Floor Herzeliya Pituach 4614001 Israel	Shlomo Landress Amit, Pollak, Matalon & Co. 17 Yitzhak Sade, Nizba Building Tel Aviv 6777517 Israel	Cheryl V. Reicin Mile T. Kurta Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. Zion House 45 Rothschild Blvd. Tel Aviv 6578403, Israel +972-3-710-9191

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-201949

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value NIS 0.01 per share	517,500	$8.50	$4,398,750	$511.14

(1)                                 The ordinary shares being registered pursuant to this Registration Statement are in addition to the 4,887,500 ordinary shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201949).

(2)                                 Based on the initial public offering price.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-201949), which was declared effective by the Commission on March 19, 2015, and is being filed solely for the purpose of registering an increase in the amount of ordinary shares registered by 517,500 shares. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, California on March 19, 2015.

STEADYMED LTD.

By:	/s/ JONATHAN M.N. RIGBY
Name: Jonathan M.N. Rigby Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

		President and Chief Executive Office	March 19, 2015
	/s/ JONATHAN M.N. RIGBY	(Principal Executive Officer) and
	Jonathan M.N. Rigby	Authorized Representative in the
United States

	/s/ DAVID W. NASSIF	Chief Financial Officer	March 19, 2015
	David W. Nassif	(Principal Financial and Accounting Officer)

	*	Director	March 19, 2015
Keith Bank

	*	Director	March 19, 2015
Stephen J. Farr

	*	Director	March 19, 2015
Ron Ginor

Director
Donald D. Huffman

	*	Director	March 19, 2015
Brian J. Stark

	*	Director	March 19, 2015
William S. Slattery

*By:	/s/ JONATHAN M.N. RIGBY
Attorney-in-fact

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

5.1	Opinion of Amit, Pollak, Matalon & Co.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Amit, Pollak, Matalon & Co. (included in Exhibit 5.1)

24.1	Power of Attorney	S-1	333-201949	Included on signature page	February 6, 2015